SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMAZING INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

NEVADA	20-4672080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 C North Greenville Ave,Suite 255, Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO

SECTION 12 (b) OF THE ACT:

Title of each classs to be registered	Name of each exchange on which each class is to be registered
(None)	(N/A)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

SEC Registration File No. 333-138111

Securities Act registration statement file number to which this form relates

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Common Stock, par value $.001 per share

Title of Class

Item 1.  Description of Registrant's Securities to be Registered.

      The description of the Registrant's Common Stock of the Registrant included under the caption "Securities Being Offered" and in the Exhibit "Specimen Stock Certificate", and the Articles of Incorporation and By-laws, set forth in the Prospectus contained in the Registration Statement on Form SB-1 of the Registrant (Registration No. 333-138111, filed with the Securities and Exchange Commission on October 20, 2006 (the "Original Filing"), as further amended from time to time (collectively, the "Registration Statement"), are incorporated herein by reference.

Item 2.  Exhibits.

3.1	Articles of incorporation of registrant in Texas (incorporated by reference herein from Exhibit 2.1 to Form SB-1, Registration No. 333-138111)

3.2	Articles of conversion of registrant from a Texas corporation to a Nevada corporation (incorporated by reference herein from Exhibit 2.2 to Form SB-1, Registration No. 333-138111)

3.3	Articles of incorporation of registrant in Nevada (incorporated by reference herein from Exhibit 2.3 to Form SB-1, Registration No. 333-138111)

3.4	Certificate of Amendment to Articles of incorporation of registrant in Nevada

3.5	By-laws of registrant (incorporated by reference herein from Exhibit 2.4 to Form SB-1, Registration No. 333-138111)

4.0	Specimen stock certificate (incorporated by reference herein from Exhibit 3.1 to Form SB-1, Registration No. 333-138111)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMAZING INTERACTIVE, INC., Registrant
June 5, 2007	By: /s/ G. Edward Hancock
G. Edward Hancock, President, Secretary, CEO and Chairman of the Board of Directors

June 5, 2007	By: /s/ G. Edward Hancock
G. Edward Hancock, Treasurer, Chief Financial Officer, Principal Accounting Officer